                          ARTICLES OF INCORPORATION

                                      OF

                             ANIMAL PASSPORTS, INC.

          I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

          FIRST: The name of the corporation (hereinafter called the "corporation") is ANIMAL PASSPORTS, INC.

          SECOND: The name of the corporation's resident agent in the State of Nevada is GKL Statutory Agent & Filing Services Inc., and the street address of said resident agent where process may be served on the corporation is 1100 East William Street, Suite 207, Carson City, Nevada 89701.

          THIRD: The number of shares the corporation is authorized to issue is Twenty-Five Thousand (25,000), all of which are without nominal or par value. All such shares are of one class and are designated as Common Stock.

Each share of stock of the corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of stock of the same class of the corporation or any equity and/or voting shares of stock of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of stock of the same class of the corporation or of equity and/or voting shares of any class of stock of the corporation or for the purchase of any shares of stock, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of stock of the same class of the corporation or equity and/or voting shares of stock of any class of the corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares of stock, rights, options, bonds, securities, or obligations of the corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of


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Directors in its discretion may determine.  As used herein, the terms "equity shares" and "voting shares" shall mean, respectively, shares of stock which confer unlimited dividend rights and shares of stock which confer unlimited voting rights in the election of one or more directors.

          FOURTH: The governing board of the corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

          The number of members constituting the first Board of Directors of the corporation is two (2) and the name and the post office box or street address, either residence or business, of each of said members are as follows:


                  NAME                                   ADDRESS
                  ----                                   -------
 Hannis L. Stoddard III                  c/o AVID Identification Systems, Inc.
                                         3179 Hamner Avenue
                                         Norco, California 91760

 Lawrence Perl                           c/o American Card Technology Inc.
                                         1355 Terrell Mill Road
                                         Building 1462, Suite 200
                                         Marietta, GA 3006

     The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

          FIFTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:


 NAME                                     ADDRESS
 ----                                     -------
 Melanie M. Wayne                        c/o Graham & James
                                         801 South Figueroa Street, 14th Floor
                                         Los Angeles, California 90017-5554

          SIXTH:  The corporation shall have perpetual existence.


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          SEVENTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

          EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          NINTH: The purpose of this corporation is to engage in any lawful act for which a corporation may be organized under the General Corporation Law of the State of Nevada.

          TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



          IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on December 2, 1998.



                                /s/ Melanie M. Wayne
                              ------------------------------
                              Melanie M. Wayne, Incorporator


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

STATE OF CALIFORNIA    )
                       ) ss.:
COUNTY OF LOS ANGELES  )

          On this 2nd day of December, 1998, Melanie M. Wayne personally appeared before me, a Notary Public in and for the State and County aforesaid, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year first above written.


                                                          /s/ June Ito
                                                         ---------------------
                                                       June Ito, Notary Public
                                                               (Notarial Seal)


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                              GRANT PREEMPTIVE RIGHTS


                               DENY PREEMPTIVE RIGHTS

          No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.


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